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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              WIRED VENTURES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                                    94-3241954
(State of Incorporation or Organization)                  (I.R.S. Employer
                                                         Identification no.)

520 Third Street, Fourth Floor, San Francisco, CA                94107
(Address of principal executive offices)                      (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class to                       Name of Each Exchange on Which
    be so Registered                           Each Class is to be Registered

       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
                                (Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 57 of the Prospectus included in Amendment No. 1 to the Registrant's Form S-1 Registration Statement, No. 333-04739, filed with the Securities and Exchange Commission (the "Commission") on September 30, 1996, and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

       Exhibit
       Number       Description
       -------      -----------
         1.         Amended and Restated Certificate of Incorporation of the
                    Registrant.(1)

         2.         Bylaws of the Registrant.(1)

         3. Amended and Restated Certificate of Incorporation to be effective upon completion of the offering.(1)

         4.         Specimen stock certificate.(1)

         5. Form of Investor Rights Agreement, dated May 28, 1996, among the Registrant and certain of its stockholders.(1)

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(1)      Filed as an exhibit to Registrant's Form S-1 Registration Statement and incorporated herein by reference.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                WIRED VENTURES, INC.
                                                 (Registrant)

Date:  September 30, 1996                       By:  /s/ JEFFREY SIMON
                                                    ----------------------------
                                                         Jeffrey Simon
                                                         Chief Financial Officer